As filed with the Securities and Exchange Commission on August 17, 2000


                                                     Registration No. 333-40122
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                AMENDMENT No. 1
                                       to
                                    FORM S-3
            Registration Statement Under the Securities Act of 1933


                               MASCO CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                              38-1794485
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

           21001 Van Born Road, Taylor, Michigan 48180 (313) 274-7400 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                John R. Leekley
                   Senior Vice President and General Counsel
                               Masco Corporation
                              21001 Van Born Road
                             Taylor, Michigan 48180
                                 (313) 274-7405
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                          Copies of communications to:
                                John M. Brandow
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212)450-4000

                             ----------------------



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included as part of this Registration Statement will be used in connection with the offer and sale of Securities of the Registrant with a proposed maximum offering price of $109,491,630 previously registered under the Registrant's Registration Statement on Form S-3 bearing Registration No. 33-56043, in respect of which Registrant paid filing fees aggregating $37,756.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement Filed With the Securities and Exchange Commission is Effective. This Prospectus is Not an Offer to Sell These Securities and It is Not Soliciting an Offer to Buy These Securities in Any State Where the Offer or Sale is Not Permitted.



                  Subject To Completion. Dated August 17, 2000



                                 $1,500,000,000


                               Masco Corporation


                                Debt Securities
                                  Common Stock
                                 ($1 Par Value)

                                   ---------

     We may offer and issue debt securities and shares of our common stock from time to time. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities.



     Our common stock is listed on the New York Stock Exchange under the symbol "MAS". On August 15, 2000, the closing price of our common stock was $20.50 per share.

                                   ---------


     Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved these securities, or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ---------



     We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.




                                   ---------

                The date of this prospectus is __________, 2000.

                               Table of Contents
Caption                                                                    Page
-------                                                                    ----
Masco Corporation............................................................3

Use of Proceeds..............................................................3

Ratio of Earnings to Fixed Charges...........................................4

Description of Debt Securities...............................................4

Description of Capital Stock................................................11

Plan of Distribution........................................................13

Legal Opinions..............................................................13

Experts.....................................................................14


Where You Can Find More Information.........................................14

     We are engaged principally in the manufacture and sale of home improvement and building products, with emphasis on brand name products holding leadership positions in their markets. These products are sold to the home improvement and home construction markets through mass merchandisers, home centers, hardware stores, wholesalers and other outlets for consumers and contractors.


     Factors which affect our results of operations include the levels of home improvement and residential construction activity principally in the U.S. and Europe, cost management, fluctuations in the principal European currencies, the increasing importance of home centers as distributors of home improvement and building products and our ability to maintain leadership positions in our markets with increasing global competition. Historically, we have been able to largely offset cyclical declines in housing markets through new product introductions and acquisitions as well as market share gains.


     In this prospectus and in the documents we incorporate by reference, we state our views about our future performance. These views, which constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties that are difficult to predict and may cause our actual results to differ materially from the results discussed in such forward-looking statements.


     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we file with the Securities and Exchange Commission. We have not authorized anyone to provide you with information that is different.

     We are offering to sell, and seeking offers to buy, the securities described in the Prospectus only where offers and sales are permitted. Since information that we file with the SEC in the future will automatically update and supersede information contained in this prospectus or any accompanying prospectus supplement, you should not assume that the information contained in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.


                               MASCO CORPORATION


     Masco Corporation manufactures and sells home improvement and building products, with emphasis on brand name products holding leadership positions in their markets. Masco's principal product and service groups are kitchen and bath products, primarily faucets and cabinets, architectural coatings, and builders' hardware and other specialty products and services. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and home building industries. Masco's operations consist of two business segments, North America and International. Approximately 81% of Masco's sales are generated by operations in North America. International operations, currently established in 13 countries, principally in Europe, comprise the balance.


     Our executive offices are located at 21001 Van Born Road, Taylor, Michigan 48180. Our telephone number is (313) 274-7400 and our website address is http://www.masco.com. Except as the context otherwise indicates, the terms "Masco," "we," "us," and "our" refer to Masco Corporation.

                                USE OF PROCEEDS


     We expect to use substantially all of the net proceeds from sales of the securities described in this prospectus for our general corporate purposes, which may include making additions to our working capital, repaying indebtedness, financing acquisitions and investments in new or existing lines of business. We will describe our intended use of the proceeds from a particular offering of securities in the related prospectus supplement. Funds not required immediately for any of the previously listed purposes may be invested in marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges were as follows:


             Six Months
           Ended June 30,           Year Ended December 31,
           --------------    -------------------------------------
                2000         1999    1998    1997    1996     1995
                ----         ----    ----    ----    ----     ----
                6.5          7.0     7.6     7.5     7.2      5.2


     We calculated these ratios by dividing earnings before income taxes, extraordinary income and fixed charges by our fixed charges. We included in the ratios the earnings and fixed charges of Masco and its consolidated subsidiaries and the dividends received from 50% or less owned companies less our equity in their undistributed earnings. Fixed charges consist of interest, amortization of debt expense and the portion of rentals for real and personal properties which we deem representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

     We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our "senior indebtedness," which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an "indenture" and collectively as the "indentures."

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities.

     Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to our negative pledge and limitations on sales and leasebacks, which are included in the Senior Debt Indenture only, and to subordination.


     We may issue debt securities from time to time in one or more series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates. As a result, you may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and any additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.


     Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

     We may, without the consent of the existing holders of any series of debt securities, issue additional debt securities having the same terms so that the existing debt securities and the new debt securities form a single series under the indenture.

Terms Specified in Prospectus Supplement

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

o classification as senior or subordinated debt securities and the specific designation of such securities;
o    aggregate principal amount and purchase price;
o currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;
o    minimum denominations;
o    date of maturity;
o the interest rate or rates or the method by which a calculation agent will determine the interest rate or rates, if any;
o    the interest payment dates, if any;
o the place or places for payment of the principal of and any premium and/or interest on the debt securities;
o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;
o whether we will issue the debt securities in definitive form and under what terms and conditions;
o the terms on which holders of the debt securities may convert or exchange these securities into our common stock or other securities of Masco or other entities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;
o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;
o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;
o any special United States federal income tax consequences applicable to the debt securities being issued; and
o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

     You may present debt securities for exchange and transfer in the manner, at the places and subject to the restrictions described in the prospectus supplement. We will provide you those services free of charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the applicable indenture.

     If any of the debt securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Global Securities."

Defeasance

     Defeasance means we may terminate most of our obligations under the applicable indenture with respect to such series, including our obligations to comply with the restrictive covenants described in this prospectus, on the terms and subject to the conditions contained in the indentures, by depositing in trust with the appropriate trustee money or obligations of the United States sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series. We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. We must also deliver a ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to debt securities.

Indentures

     Debt securities that will be senior debt will be issued under an Indenture between Masco and Bank One Trust Company, National Association, as trustee. We call that indenture, as further supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under an Indenture between Masco Corporation and The Bank of New York, as trustee. We call that indenture, as further supplemented from time to time, the Subordinated Debt Indenture. We refer to Bank One Trust Company and The Bank of New York individually as a "trustee" and collectively as the "trustees."

Subordination Provisions

     There are contractual provisions in the Subordinated Debt Indenture that may prohibit us from making payments on our subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness.

     The Subordinated Debt Indenture defines senior indebtedness generally as obligations of, or guaranteed or assumed by, Masco for borrowed money or evidenced by bonds, notes or debentures or other similar instruments or incurred in connection with the acquisition of property, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. The subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture.

     The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make those payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;
o a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness, and that default has not been cured or waived or has not ceased to exist;
o there has occurred any other event of default with respect to senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, and that event of default has not been cured or waived or has not ceased to exist; or
o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions


     In the following discussion, we use a number of capitalized terms which have special meanings under the indentures. We provide definitions of these terms under "Definitions" below.

     Negative Pledge. Section 10.04 of the Senior Debt Indenture provides that so long as any of the senior debt securities remains outstanding, we will not, nor will we permit any Consolidated Subsidiary to, issue, assume or guarantee any Debt if such Debt is secured by a mortgage upon any Principal Property or upon any shares of stock or indebtedness of any Consolidated Subsidiary which owns or leases any Principal Property, whether such Principal Property is owned on the date of the Senior Debt Indenture or is thereafter acquired, without in any such case effectively providing that the senior debt securities shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to:

o mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Consolidated Subsidiary;
o mortgages on property existing at the time of acquisition thereof, or to secure Debt incurred for the purpose of financing all or any part of the purchase price of such property, or to secure any Debt incurred prior to or within 120 days after the later of the acquisition, completion of construction or improvement or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;
o mortgages securing Debt owing by any Consolidated Subsidiary to the Company or another Consolidated Subsidiary;
o mortgages on property of a corporation existing at the time such corporation is merged or consolidated with us or a Consolidated Subsidiary or at the time of a sale, lease or other disposition of the properties of the corporation or firm as an entirety or substantially as an entirety to us or a Consolidated Subsidiary, provided that no such mortgage shall extend to any other Principal Property of the Company or any Consolidated Subsidiary or any shares of capital stock or any indebtedness of any Consolidated Subsidiary which owns or leases a Principal Property;
o mortgages on our property or a Consolidated Subsidiary's property in favor of the United States of America, any State thereof, or any other country, or any political subdivision of any thereof, to secure payments pursuant to any contract or statute, including Debt of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or
o one or more extensions, renewals or replacements, in whole or in part, of mortgages existing at the date of the Senior Debt Indenture or any mortgage referred to in the preceding five bullet points as long as those extensions, renewals or replacements do not increase the amount of Debt secured by the mortgage or cover any additional property.

     Notwithstanding the above, we may, and may permit, any Consolidated Subsidiary to issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the total of the aggregate amount of such Debt then outstanding, excluding secured Debt permitted under the foregoing exceptions, and the aggregate amount of Attributable Debt in respect of sale and lease-back arrangements at such time, does not exceed 5% of Consolidated Net Tangible Assets, determined as of a date not more than 90 days prior thereto. The Subordinated Debt Indenture does not include negative pledge provisions.

     Limitation on Sales and Leasebacks. Under the Senior Debt Indenture, we and our Consolidated Subsidiaries are not allowed to enter into any sale and leaseback arrangement involving a Principal Property which has a term of more than three years, except for sale and leaseback arrangements between us and a Consolidated Subsidiary or between Consolidated Subsidiaries, unless:

o we or the Consolidated Subsidiary could incur Debt secured by a mortgage on that Principal Property at least equal to the amount of Attributable Debt resulting from that sale and leaseback transaction without having to equally and ratably secure the senior debt securities in the manner described above under "Negative Pledge" or
o we apply an amount equal to the greater of the net proceeds of the sale of the Principal Property or the fair market value of the Principal Property within 120 days of the effective date of the sale and leaseback arrangement to the retirement of our or a Consolidated Subsidiary's Funded Debt, including the senior debt securities.

     However, we cannot satisfy the second test by retiring:

o Funded Debt that we were otherwise obligated to repay within the 120-day period,
o    Funded Debt owned by us or by a Consolidated Subsidiary or
o Funded Debt that is subordinated in right of payment to the senior debt securities.


     The Subordinated Debt Indenture does not include any limitations on sales and leasebacks.

     Consolidation, Merger or Sale of Assets. The Senior Debt Indenture provides that we will not consolidate or merge with or into any other corporation and will not sell or convey our property as an entirety, or substantially as an entirety, to another corporation if, as a result of such action, any Principal Property would become subject to a mortgage, unless either:

o such mortgage could be created pursuant to Section 10.04 of the Senior Debt Indenture without equally and ratably securing the senior debt securities or
o the senior debt securities shall be secured prior to the Debt secured by such mortgage.

     Each of the indentures provides that we may consolidate or merge or sell all or substantially all of our assets if:

o we are the continuing corporation or if we are not the continuing corporation, such continuing corporation is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and assumes by supplemental indenture the due and punctual payment of the principal of, and the premium, if any, and interest on the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the applicable Indenture to be performed by us and
o we are not, or such continuing corporation is not, in default in the performance of any such covenant or condition immediately after such merger, consolidation or sale of assets.




Definitions

     "Attributable Debt" in respect of a sale and leaseback arrangement is defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of:


o the fair value of the property, as determined by our board of directors, subject to such arrangement or
o the present value, discounted at the rate per annum equal to the interest borne by fixed rate senior debt securities or the yield to maturity at the time of issuance of any Original Issue Discount Securities determined on a weighted average basis, of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease upon payment of a penalty, in which case the rental payment shall include such penalty, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges;

provided, however, that there shall not be deemed to be any Attributable Debt in respect of a sale and leaseback arrangement if:

o    such arrangement does not involve a Principal Property,
o we or a Consolidated Subsidiary would be entitled pursuant to the provisions of Section 10.04(a) of the Senior Debt Indenture to issue, assume or guarantee Debt secured by a mortgage upon the property involved in such arrangement without equally and ratably securing the senior debt securities, or
o the greater of the net proceeds of such arrangement or the fair market value of the property so leased has been applied to the retirement, other than any mandatory retirement or by way of payment at maturity, of our Funded Debt or any Consolidated Subsidiary's Funded Debt, other than Funded Debt owed by us or any Consolidated Subsidiary and other than Funded Debt which is subordinated in payment of principal or interest to the senior debt securities.

     "Consolidated Net Tangible Assets" is defined in the Senior Debt Indenture as the aggregate amount of our assets less applicable reserves and the aggregate amount of assets less applicable reserves of the Consolidated Subsidiaries after deducting therefrom:

o all current liabilities, excluding any such liabilities deemed to be Funded Debt,
o all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and
o all investments in any Subsidiary other than a Consolidated Subsidiary, in all cases computed in accordance with the generally accepted accounting principles and which under generally accepted accounting principles would appear on a consolidated balance sheet of Masco and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" is defined in the Senior Debt Indenture to mean each Subsidiary other than any Subsidiary the accounts of which:

o are not required by generally accepted accounting principles to be consolidated with our accounts for financial reporting purposes,
o were not consolidated with our accounts in our then most recent annual report to stockholders and
o are not intended by us to be consolidated with our accounts in our next annual report to stockholders;

provided, however, that the term "Consolidated Subsidiary" shall not include:

o    any Subsidiary which is principally engaged in
     o    owning, leasing, dealing in or developing real property, or
     o purchasing or financing accounts receivable, making loans, extending credit or other activities of a character conducted by a finance company, or
o any Subsidiary, substantially all of the business, properties or assets of which were acquired after the date of the Senior Debt Indenture whether by way of merger, consolidation, purchase or otherwise, unless in each case our board of directors thereafter designates such Subsidiary a Consolidated Subsidiary for the purposes of the Senior Debt Indenture.



     "Debt" is defined in the Senior Debt Indenture to mean any indebtedness for money borrowed and any Funded Debt.

     "Funded Debt" is defined in the Senior Debt Indenture to mean indebtedness maturing more than 12 months from the date of the determination thereof or having a maturity of less than 12 months but renewable or extendible at the option of the borrower beyond 12 months from the date of such determination:

o    for money borrowed or
o incurred in connection with the acquisition of property, to the extent that indebtedness in connection with acquisitions is represented by any notes, bonds, debentures or similar evidences of indebtedness, for which we or any Consolidated Subsidiary is directly or contingently liable or which is secured by our property or the property of a Consolidated Subsidiary.

     "Mortgage" is defined in the Senior Debt Indenture to mean a mortgage, security interest, pledge, lien or other encumbrance.

     "Original Issue Discount Security" is defined in both indentures to mean any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

     "Principal Property" is defined in the Senior Debt Indenture to mean any manufacturing plant or research or engineering facility located within the United States of America or Puerto Rico owned or leased by us or any Consolidated Subsidiary unless, in the opinion of our board of directors, such plant or facility is not of material importance to the total business conducted by us and our Consolidated Subsidiaries as an entirety.

     "Subsidiary" is defined in both indentures to mean any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned by us, or by us and one or more Subsidiaries, or by one or more Subsidiaries.

Events of Default, Waiver and Notice


     The indentures provide that the following events will be events of default with respect to the debt securities of a series:

o we default in the payment of any interest on the debt securities of that series for more than 30 days,
o we default in the payment of any principal or premium on the debt securities of that series on the date that payment was due,
o we breach any of the other covenants applicable to that series of debt securities and that breach continues for more than 90 days after we receive notice from the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series or
o    we become bankrupt or insolvent.

     The trustee or the holders of 25% of the aggregate principal amount of debt securities of a series may declare all of the debt securities of that series to be due and payable immediately if an event of default with respect to a payment occurs. The trustee or the holders of 25% of the aggregate principal amount of debt securities of each affected series voting as one class may declare all of the debt securities of each affected series due and payable immediately if an event of default with respect to a breach of a covenant occurs. The trustee or the holders of 25% of the aggregate principal amount of debt securities outstanding under the indenture voting as one class may declare all of the debt securities outstanding under the indenture due and payable immediately if a bankruptcy event of default occurs. The holders of a majority of the aggregate principal amount of the debt securities of the applicable series or number of series described in this paragraph may annul a declaration or waive a past default except for a continuing payment default. If any of the affected debt securities are Original Issue Discount Securities, by principal amount we mean the amount that the holders would be entitled to receive by the terms of that debt security if the debt security were declared immediately due and payable.


     The holders of a majority in principal amount of the debt securities of any or all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the indentures. Notwithstanding the foregoing, a trustee shall have the right to decline to follow any such direction if such trustee is advised by counsel that the action so directed may not lawfully be taken or if such trustee determines that such action would be unjustly prejudicial to the holders not taking part in such direction or would involve such trustee in personal liability.


     Each indenture requires that we file a certificate each year with the applicable trustee stating that there are no defaults under the indenture. Each indenture permits the applicable trustee to withhold notice to holders of debt securities of any default other than a payment default if the trustee considers it in the best interests of the holders.


Modification of Indentures


     We can enter into a supplemental indenture with the applicable trustee to modify any provision of the applicable indenture or any series of debt securities without obtaining the consent of the holders of any debt securities if the modification does not adversely affect the holders in any material respect. In addition, we can generally enter into a supplemental indenture with the applicable trustee to modify any provision of the indenture or any series of debt securities if we obtain the consent of the holders of a majority of the aggregate principal amount of debt securities of each affected series voting as one class. However, we need the consent of each affected holder in order to:


o change the date on which any payment of principal or interest on the debt security is due,
o reduce the amount of any principal, interest or premium due on any debt security,
o    change the currency or location of any payment,
o impair the right of any holder to bring suit for any payment after its due date or
o reduce the percentage in principal amount of debt securities required to consent to any modification or waiver of any provision of the indenture or the debt securities.


Concerning the Trustees

     Each trustee is a depository for funds of, makes loans to and performs other services for us from time to time in the normal course of business.

Form of Debt Securities

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by the global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under "Global Securities."

Global Securities

     We may issue the debt securities of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

     If not described below, any specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security ("participants") or persons that may hold interests through participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities. So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indentures. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the indentures. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under either indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under either indenture, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. We and the trustees or any of our or their agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such debt securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global security or securities representing such debt securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant Trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

                          DESCRIPTION OF CAPITAL STOCK


     The following description of the material terms of our capital stock is based on the provisions of our amended and restated certificate of incorporation. For more information as to how you can obtain a current copy of our certificate of incorporation, see "Where You Can Find More Information."


     Our amended and restated certificate of incorporation authorizes the issuance of one million shares of preferred stock, par value $1.00 per share and 900 million shares of common stock, par value $1.00 per share.

Preferred Stock


     We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the voting powers, if any, designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued and to fix the number of shares of each such series. There were no shares of preferred stock outstanding as of June 30, 2000.

Common Stock


     Subject to the rights of the holders of any preferred stock of Masco then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon any liquidation or dissolution of the Company, holders of common stock are entitled to receive pro rata all assets remaining after payment of all liabilities and liquidation of any shares of any preferred stock at the time outstanding. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. As of August 1, 2000, there were approximately 456,111,160 shares of our common stock outstanding and 22,929,259 shares reserved for issuance under our stock option plans. All of our outstanding common stock is fully paid and non-assessable and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable.


Stockholder Rights Agreement


     On December 6, 1995 we entered into a stockholder rights agreement which was amended September 23, 1998. The material provisions of that rights agreement are summarized below. However, since the terms of our rights agreement are complex, this summary may not contain all of the information that is important to you. For more information, you should obtain a copy of the agreement, which is filed as an exhibit with the SEC. See "Where You Can Find More Information" for information on how to obtain a copy.


     Our rights agreement currently provides that each share of our outstanding common stock has one-half of one right to purchase one one-thousandth of a share of preferred stock. The purchase price per one one-thousandth of a share of preferred stock under the stockholder rights agreement is $100.00.

     Initially, the rights under our rights agreement are attached to outstanding certificates representing our common stock but will be represented by separate certificates on the day someone acquires at least 15% of our common stock, or approximately 10 days after someone commences a tender offer for 15% of our outstanding common stock.

     After the rights separate from our common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights. All shares of our common stock issued prior to the date the rights separate from the common stock have been and will be issued with the rights attached. The rights will expire on December 6, 2005 unless earlier redeemed or exchanged by us.

     If an acquiring person obtains or has the right to obtain at least 15% or more of our outstanding common stock, then each right will entitle the holder to purchase a number of shares of common stock of the acquiring person having a then current market value of twice the purchase price if any of the following occurs:

o    we merge into another entity;
o    an acquiring entity merges into us; or
o    we sell more than 50% of our assets or earning power.

     Under our rights agreement, any rights that are or were owned by an acquiring person of more than 15% of our outstanding common stock will be null and void.

     Our rights agreement contains exchange provisions which provide that after an acquiring person obtains 15% or more, but less than 50%, of our outstanding common stock, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for shares of our common stock, at an exchange ratio of two shares of common stock per right.

     Our board of directors may, at its option, redeem all of the outstanding rights at a redemption price of $0.01 per right, subject to adjustment, prior to the earlier of (1) the time that an acquiring person obtains 15% or more of our outstanding common stock, or (2) the final expiration date of the rights agreement. The right to exercise the rights will terminate upon the action of our board of directors ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

     Holders of rights will have no rights as Masco stockholders, such as the right to vote or receive dividends, simply by virtue of holding the rights. The rights agreement includes anti-dilution provisions designed to prevent efforts to diminish the effectiveness of the rights.

     For so long as the rights are redeemable, we may amend the rights agreement in any respect. At any time when the rights are no longer redeemable, we may amend the rights in any respect that does not adversely affect the holders of rights, other than the types of acquiring persons we described earlier in this section and their affiliates, that does not cause the rights agreement to become amendable in any other way or does not cause the rights to again become redeemable.




     We have reserved 448,650 shares of preferred stock for issuance on exercise of the rights.

     Our rights agreement contains rights that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired, redeemed or declared invalid. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our board of directors to negotiate with an acquiror on behalf of all of the stockholders. In addition, the rights should not interfere with a proxy contest.

     The transfer agent and registrar for our common stock is The Bank of New York, New York, New York.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by this prospectus in four ways:

o    directly to purchasers;
o    through agents;
o    through underwriters; and
o    through dealers.

     We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them and we will set forth in the prospectus supplement relating to such offering their names and the terms of our agreement with them.

     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against some types of civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.


     If we so indicate in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by the types of purchasers specified in the prospectus supplement to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.


     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                 LEGAL OPINIONS

     The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by John R. Leekley, Senior Vice President and General Counsel of Masco, and for the underwriters, if any, by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

Mr. Leekley is a Masco stockholder and a holder of options to purchase shares of our common stock. Davis Polk & Wardwell performs legal services from time to time for us and some of our related companies.

                                    EXPERTS

     Our consolidated financial statements and financial statement schedule and the consolidated financial statements and financial statement schedule of MascoTech, Inc. appearing in our most recent Annual Report on Form 10-K have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports appearing therein.

     The consolidated financial statements and financial statement schedules referred to in this paragraph are incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits copies of the forms of our senior and subordinated indentures. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described in the paragraph below.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. You may also read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov.


     The SEC allows us to "incorporate by reference" much of the information we file with them, which means that we can disclose important information to you by referring you directly to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and the accompanying prospectus supplement.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering with this prospectus:

o    Our Annual Report on Form 10-K for the year ended December 31, 1999.
o    Our definitive proxy statement dated April 24, 2000.
o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.
o    Our Current Report on Form 8-K dated June 23, 2000.
o The description of our common stock contained in the amendment on Form 8 dated May 22, 1991 to our registration statement on Form 8-A and the description of our preferred stock purchase rights contained in the amendment on Form 8-A12B/A dated March 18, 1999 to our registration statement on Form 8-A.

     You may obtain free copies of any of these documents by writing or telephoning us at 21001 Van Born Road, Taylor, Michigan, 48180, Attention:
Samuel Cypert, (313) 274-7400, or by visiting our web site at http://www.masco.com. However, the information on our website is not a part of this prospectus.

                                    PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution.

     The following expenses will be paid by the Registrant:

Securities and Exchange Commission registration fee..............$   367,095
Legal fees and expenses..........................................     45,000 (1)
Accountants' fees................................................    100,000 (1)
Trustees' fees and expenses......................................     50,000 (1)
Printing and engraving expenses..................................     50,000 (1)
Rating agency fees...............................................    120,000 (1)
Blue Sky and legal investment fees and expenses..................      5,000 (1)
Miscellaneous....................................................     12,905 (1)
                                                                 -----------
Total............................................................    750,000 (1)

---------
(1)  Estimated

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Fifteenth of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The rights conferred by Article Fifteenth are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article Fourteenth of the Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which the director derived improper personal benefit.

     The Company's directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

Item 16.  Exhibits

     The following Exhibits are filed as part of this Registration Statement:

Exhibit 1.1       Form of Underwriting Agreement (Debt Securities).(1)
Exhibit 1.2       Form of Underwriting Agreement (Common Stock).(1)
Exhibit 3.1 Restated Certificate of Incorporation of Masco Corporation and amendments thereto.(2)
Exhibit 3.2       Bylaws of Masco Corporation, as amended on May 19, 1993.(3)
Exhibit 4.1 Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent(4), as amended by Amendment No. 1 dated as of September 23, 1998.(5)
Exhibit 4.2 Form of Senior Debt Indenture between Masco Corporation and Bank One Trust Company, as Trustee.*
Exhibit 4.3 Form of Subordinated Debt Indenture between Masco Corporation and The Bank of New York, as Trustee.*
Exhibit 4.4 Forms of Senior Debt Securities and Subordinated Debt Securities, which are included as part of Exhibits 4.2 and 4.3, respectively.*
Exhibit 5         Opinion of John R. Leekley.*
Exhibit 12        Statement of Computation of Ratio of Earnings to Fixed
                  Charges.*
Exhibit 23.1 Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements and financial statement schedule of Masco Corporation.*
Exhibit 23.2 Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements and financial statement schedule of MascoTech, Inc.*
Exhibit 23.3 Consent of John R. Leekley, which is included as part of Exhibit 5.*
Exhibit 24 Powers of Attorney, which appear on the signature pages of this Registration Statement.*
Exhibit 25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company.*
Exhibit 25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.*


---------
* Filed previously


(1) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form S-3 (File No. 33-53330), dated October 15, 1992.

(2) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(3) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

(4) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form 8-A dated December 11, 1995.

(5) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

Item 17.  Undertakings

1.   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1) (i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 15 above, or otherwise (other than the insurance policies referred to in Item 15), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, State of Michigan, on the 17th day of August, 2000.


                                        MASCO CORPORATION



                                        By: /s/ Richard A. Manoogian
                                            ------------------------
                                            Richard A. Manoogian
                                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement amendment has been signed by the following persons in the capacities and on the date indicated.

Signature                                    Title                    Date

Principal Executive Officer:


/s/ Richard A. Manoogian       Chairman and Chief Executive     August 17, 2000
----------------------------     Office and Director
Richard A. Manoogian


*                              Senior Vice President--Finance   August 17, 2000
----------------------------
Richard G. Mosteller


*                              Vice President--Controller and   August 17, 2000
----------------------------     Treasurer
Robert B. Rosowski


*                              Director                         August 17, 2000
----------------------------
Thomas G. Denomme


*                              Director                         August 17, 2000
----------------------------
Joseph L. Hudson, Jr.


*                              Director                         August 17, 2000
----------------------------
Verne G. Istock


*                              President and Chief Operating    August 17, 2000
----------------------------     Officer and Director
Raymond F. Kennedy


*                              Director                         August 17, 2000
----------------------------
Mary Ann Krey


*                              Director                         August 17, 2000
----------------------------
Wayne B. Lyon

Principal Executive Officer:


*                              Director                         August 17, 2000
----------------------------
John A. Morgan


*                              Director                         August 17, 2000
----------------------------
Arman Simone


*                              Director                         August 17, 2000
----------------------------
Peter W. Stroh


*signed by power of attorney


/s/ Richard A. Manoogian
----------------------------
Richard A. Manoogian

                                 EXHIBIT INDEX

Exhibit No.       Description

Exhibit 1.1       Form of Underwriting Agreement (Debt Securities).(1)
Exhibit 1.2       Form of Underwriting Agreement (Common Stock).(1)
Exhibit 3.1 Restated Certificate of Incorporation of Masco Corporation and amendments thereto.(2)
Exhibit 3.2       Bylaws of Masco Corporation, as amended on May 19, 1993.(3)
Exhibit 4.1 Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent(4),
                  as amended by Amendment No. 1 dated as of September 23,
                  1998.(5)
Exhibit 4.2 Form of Senior Debt Indenture between Masco Corporation and Bank One Trust Company, as Trustee.*
Exhibit 4.3 Form of Subordinated Debt Indenture between Masco Corporation and The Bank of New York, as Trustee.*
Exhibit 4.4 Forms of Senior Debt Securities and Subordinated Debt Securities, which are included as part of Exhibits 4.2 and 4.3, respectively.*
Exhibit 5         Opinion of John R. Leekley.*
Exhibit 12        Statement of Computation of Ratio of Earnings to Fixed
                  Charges.*
Exhibit 23.1 Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements and financial statement schedule of Masco Corporation.*
Exhibit 23.2 Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements and financial statement schedule of MascoTech, Inc.*
Exhibit 23.3      Consent of John R. Leekley, which is included as part
                  of Exhibit 5.*
Exhibit 24 Powers of Attorney, which appear on the signature pages of this Registration Statement.*
Exhibit 25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company.*
Exhibit 25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.*
---------

*Filed previously


(1) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form S-3 (File No.33-53330), dated October 15, 1992.

(2) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(3) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

(4) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form 8-A dated December 11, 1995.

(5) Incorporated herein by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.